Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Shares, no par value per share, reserved for issuance under the Amended and Restated Stock Option and Equity Compensation Plan	457(c) and 457(h)	1,865,357(2)	$7.13(4)	$13,299,995.41	$92.70 per $1,000,000	$1,232.91

Equity	Common Shares, no par value per share, reserved for issuance under the Amended and Restated Employee Stock Purchase Plan	457(c) and 457(h)	419,000(3)	$6.07(5)	$2,543,330.00	$92.70 per $1,000,000	$235.77

Total Offering Amounts					$15,843,325.41		$1,468.68

Total Fee Offsets							—

Net Fee Due							$1,468.68

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares of the Registrant that become issuable under the Amended and Restated Stock Option and Equity Compensation Plan (the “Equity Compensation Plan”) and the Amended and Restated Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.

(2)

Reflects an automatic annual increase to the number of Common Shares reserved for issuance pursuant to future awards under the Equity Compensation Plan, which annual increase is provided for in the Equity Compensation Plan.

(3)	Reflects an automatic annual increase to the number of Common Shares reserved for issuance under the ESPP, which annual increase is provided for in the ESPP.
(4)

Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of $7.13, the average of the high and low prices of the Common Shares, as reported on the New York Stock Exchange (the “NYSE”) on February 22, 2022.

(5)

Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of $7.13, the average of the high and low prices of the Common Share, as reported on the NYSE on February 22, 2022 and applying a 15% discount consistent with the provisions of the ESPP.

Table 2 - Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims

Fee Offset Sources